Exhibit 1.7

BRITISH COLUMBIA	Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor – 940 Blanshard St Victoria BC 250 356-8626
Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
/s/ Ron Townshend
RON TOWNSHEND January 25, 2006

This Notice of Articles was issued by the Registrar on: January 25, 2006 11:09 AM Pacific Time Incorporation Number: BC0494759 Recognition Date: Incorporated on April 13, 1995

NOTICE OF ARTICLES

Name of Company:

NEVADA GEOTHERMAL POWER INC.

REGISTERED OFFICE INFORMATION

Mailing Address:

Delivery Address:

ROBSON COURT

ROBSON COURT

1000 - 840 HOWE STREET

1000- 840 HOWE ST

VANCOUVER BC V6Z 2M1

VANCOUVER BC V6Z2M1

CANADA

CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

Delivery Address:

ROBSON COURT

ROBSON COURT

1000 - 840 HOWE STREET

1000- 840 HOWE ST

VANCOUVER BC V6Z 2MI

VANCOUVER BC V6Z 2MI

CANADA

CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Yates, James Ernest (formerly YATES, JAMES ERNEST)

Mailing Address: 371 NEWDALE COURT NORTH VANCOUVER BC V7N 3H3 CANADA	Delivery Address: 371 NEWDALE COURT NORTH VANCOUVER BC V7N 3H3 CANADA

Last Name, First Name, Middle Name:

Milligan, Jack W. (formerly MILLIGAN, JACK W.)

Mailing Address: 3936 WESTRIDGE AVENUE WEST VANCOUVER BC V7V 3H7 CANADA	Delivery Address: 3936 WESTRIDGE AVENUE WEST VANCOUVER BC V7V 3H7 CANADA

Last Name, First Name, Middle Name:

Falcone, Domenic J. (formerly FALCONE, DOMENIC J.)

Mailing Address: 114 RIVERWOODS DRIVE NEW HOPE PA 18938 UNITED STATES	Delivery Address: 114 RIVERWOODS DRIVE NEW HOPE PA 18938 UNITED STATES

Last Name, First Name, Middle Name:

Fairbank, Brian D. (formerly FAIRBANK, BRIAN D.)

Mailing Address: 900 - 409 GRANVILLE STREET VANCOUVER BC V6C 1T2 CANADA	Delivery Address: 900 - 409 GRANVILLE STREET VANCOUVER BC V6C 1T2 CANADA

Last Name, First Name, Middle Name:

Mailing Address: 6 MAHER ROAD SOMERSET NJ 08873 UNITED STATES	Delivery Address: 6 MAHER ROAD SOMERSET NJ 08873 UNITED STATES

Christen, Markus K. (formerly CHRISTEN, MARKUS K)

Last Name, First Name, Middle Name:

Blomquist, R. Gordon (formerly BLOMQUIST, R. GORDON)

Mailing Address: 6206 TIGER TAIL DR. OLYMPIA WA 98512 UNITED STATES	Delivery Address: 6206 TIGER TAIL DR. OLYMPIA WA 98512 UNITED STATES

Last Name, First Name, Middle Name:

Campbell, Richard G.

Mailing Address: 8526 EAST SUMMIT ROAD PARKER CO 80138 UNITED STATES	Delivery Address: 8526 EAST SUMMIT ROAD PARKER CO 80138 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	25,000,000	First Preferred Shares	Without Par Value With Special Rights or Restrictions attached
3.	25,000,000	Second Preferred Shares	Without Par Value With Special Rights or Restrictions attached